Exhibit 99.1

Nuvation Bio Reports Preliminary Fourth Quarter and Full Year 2025 Financial Results and Provides 2026 Outlook Ahead of 44th Annual J.P. Morgan Healthcare Conference

Successfully started 216 patients on IBTROZI® (taletrectinib) in the fourth quarter of 2025, for a total of 432 new patient starts since launch in the second half of June 2025

Preliminary IBTROZI net product revenue of approximately $15.7 million in the fourth quarter and $24.7 million since launch

Preliminary unaudited cash, cash equivalents and marketable securities of approximately $529.2 million as of December 31, 2025

Company to present at 44th Annual J.P. Morgan Healthcare Conference tomorrow, January 13, at 3:45 p.m. PT/6:45 p.m. ET

NEW YORK—January 12, 2026— Nuvation Bio Inc. (NYSE: NUVB), a global oncology company focused on tackling some of the toughest challenges in cancer treatment, today announced preliminary fourth quarter and full year 2025 net product revenue for IBTROZI® (taletrectinib) and provided a 2026 outlook ahead of its presentation at the 44th Annual J.P. Morgan Healthcare Conference in San Francisco, CA.

Preliminary Fourth Quarter and Full Year 2025 Financial Results and IBTROZI Commercial Results

•	In the third quarter, the company’s first full quarter of sales, 204 new patients started treatment on IBTROZI for advanced ROS1-positive (ROS1+) non-small cell lung cancer (NSCLC)

•

In the fourth quarter, 216 new patients started treatment on IBTROZI for advanced ROS1+ NSCLC, exceeding internal projections and in spite of the holiday-adjacent weeks where new patient starts can be limited in this rare disease

•

With 432 new patients started since launch in the second half of June, the treatment adoption rate is approximately six times greater than that of prior recent ROS1 tyrosine kinase inhibitor (TKI) launches based on IQVIA data

•	Preliminary fourth quarter and full year 2025 IBTROZI net product revenue was $15.7 million and $24.7 million, respectively

•	Received $25 million milestone payment from Nippon Kayaku as a result of establishment of the reimbursement price in Japan in Q4

•	Preliminary unaudited cash, cash equivalents and marketable securities are expected to be approximately $529.2 million as of December 31, 2025

2026 Priorities and Upcoming Milestones

•

Continue to grow IBTROZI new patient starts in advanced ROS1+ NSCLC, particularly in the first-line setting, while supporting continuity of therapy for current patients to achieve maximum potential benefits

•

Entered exclusive license and collaboration agreement with Eisai Co., Ltd. on January 11, 2026 to develop, register and commercialize taletrectinib for the treatment of ROS1+ NSCLC in Europe, the Middle East, North Africa, Russia, Turkey, Canada, Australia, New Zealand, Singapore, the Philippines, Indonesia, Thailand, Malaysia, Vietnam and India

•	Advance the pipeline, including:

•	Continue enrollment of G203 as a phase 3, registration-enabling study evaluating safusidenib in high-grade and high-risk IDH1-mutant gliomas

•	Ongoing evaluation of preclinical candidates from our drug-drug conjugate (DDC) platform

•	Pursue business development opportunities to expand the pipeline and further our mission of tackling some of the toughest challenges in cancer treatment

•	Maintain a robust cash position and strong balance sheet that can support continued investment in future growth

“2025 was a defining year for Nuvation Bio as we evolved into a commercial-stage company with the mid-June FDA approval of IBTROZI in the U.S.,” said David Hung, M.D., Founder, President, and Chief Executive Officer of Nuvation Bio. “In just two full quarters of commercial launch, IBTROZI is now the preferred TKI for people living with advanced ROS1+ NSCLC and their healthcare providers, becoming the new standard of care across treatment lines. This rapid adoption reflects confidence in IBTROZI’s impressive duration of response of over four years and its manageable safety profile.

“We are also incredibly excited about the potential of safusidenib, which delivered promising clinical results in grade 2 IDH1-mutant gliomas and is now in a pivotal trial for high-grade disease as well as low-grade disease with high-risk features, where significant patient needs are unaddressed by the current standard of care. We believe that 2026 will be another important year for our company with a continued focus on bringing IBTROZI to even more patients in the U.S. and around the world, and progressing our promising pipeline with urgency.”

The 2025 net product revenues and cash, cash equivalents and marketable securities included in this release are preliminary and are therefore subject to adjustment. The preliminary net product revenue results are based on management’s initial analysis of operations for the year ended December 31, 2025. The Company expects to issue full financial results for the fourth-quarter and full-year 2025 in March 2026.

J.P. Morgan Healthcare Conference Presentation and Webcast

David Hung, M.D. will present at the 44th Annual J.P. Morgan Healthcare Conference tomorrow, Tuesday, January 13, 2026, at 3:45 p.m. PT (6:45 p.m. ET) in San Francisco, CA. A live webcast of the presentation will be available on the Investor Relations section of the Nuvation Bio website. An archived recording will be available for 30 days following the event.

About ROS1+ NSCLC

Each year, more than one million people globally are diagnosed with non-small cell lung cancer (NSCLC), the most common form of lung cancer. It is estimated that approximately 2% of patients with NSCLC have ROS1+ disease. About 35% of patients newly diagnosed with metastatic ROS1+ NSCLC have tumors that have spread to their brain. The brain is also the most common site of disease progression, with about 50% of previously treated patients developing central nervous system (CNS) metastases.

About IBTROZI

IBTROZI is an oral, potent, CNS-active, selective, next-generation ROS1 inhibitor therapy. On June 11, 2025, following Priority Review and Breakthrough Therapy designations for both TKI-naïve and TKI-pretreated disease, the U.S. Food and Drug Administration (FDA) approved IBTROZI for the treatment of adult patients with locally advanced or metastatic ROS1+ NSCLC. Learn more at IBTROZI.com.

About the TRUST Clinical Program

The TRUST clinical program comprises three registrational studies evaluating the safety and efficacy of IBTROZI. TRUST-I (NCT04395677) and TRUST-II (NCT04919811) are Phase 2 single-arm studies evaluating IBTROZI for the treatment of adults with advanced ROS1+ NSCLC in China (N=173) and globally (N=189), respectively. The primary endpoint of both studies is confirmed objective response rate (cORR) as assessed by an independent review committee. TRUST-IV (NCT07154706) is a Phase 3 placebo-controlled study evaluating IBTROZI for the adjuvant treatment of adults with resected early-stage ROS1+ NSCLC. The study will enroll approximately 180 patients in the U.S., Canada, Europe, Japan and China. The primary endpoint is disease-free survival as determined by investigator, and the primary completion date is estimated to be in 2030. Nuvation Bio is also sponsoring TRUST-III (NCT06564324), a confirmatory randomized Phase 3 study evaluating IBTROZI versus crizotinib in 138 patients in China with advanced ROS1+ NSCLC who have not previously received ROS1 TKIs.

Indication

IBTROZI is indicated for the treatment of adult patients with locally advanced or metastatic ROS1+ non-small cell lung cancer (NSCLC).

IMPORTANT SAFETY INFORMATION FOR IBTROZI® (taletrectinib)

WARNINGS AND PRECAUTIONS

Hepatotoxicity: Hepatotoxicity, including drug-induced liver injury and fatal adverse reactions, can occur. 88% of patients experienced increased AST, including 10% Grade 3/4. 85% of patients experienced increased ALT, including 13% Grade 3/4. Fatal liver events occurred in 0.6% of patients. Median time to first onset of AST or ALT elevation was 15 days (range: 3 days to 20.8 months).

Increased AST or ALT each led to dose interruption in 7% of patients and dose reduction in 5% and 9% of patients, respectively. Permanent discontinuation was caused by increased AST, ALT, or bilirubin each in 0.3% and by hepatotoxicity in 0.6% of patients.

Concurrent elevations in AST or ALT ≥3 times the ULN and total bilirubin ≥2 times the ULN, with normal alkaline phosphatase, occurred in 0.6% of patients.

Interstitial Lung Disease (ILD)/Pneumonitis: Severe, life-threatening, or fatal ILD or pneumonitis can occur. ILD/pneumonitis occurred in 2.3% of patients, including 1.1% Grade 3/4. One fatal ILD case occurred at the 400 mg daily dose. Median time to first onset of ILD/pneumonitis was 3.8 months (range: 12 days to 11.8 months).

ILD/pneumonitis led to dose interruption in 1.1% of patients, dose reduction in 0.6% of patients, and permanent discontinuation in 0.6% of patients.

QTc Interval Prolongation: QTc interval prolongation can occur, which can increase the risk for ventricular tachyarrhythmias (e.g., torsades de pointes) or sudden death. IBTROZI prolongs the QTc interval in a concentration-dependent manner.

In patients who received IBTROZI and underwent at least one post baseline ECG, QTcF increase of >60 msec compared to baseline and QTcF >500 msec occurred in 13% and 2.6% of patients, respectively. 3.4% of patients experienced Grade ≥3. Median time from first dose of IBTROZI to onset of ECG QT prolongation was 22 days (range: 1 day to 38.7 months). Dose interruption and dose reduction each occurred in 2.8% of patients.

Significant QTc interval prolongation may occur when IBTROZI is taken with food, strong and moderate CYP3A inhibitors, and/or drugs with a known potential to prolong QTc. Administer IBTROZI on an empty stomach. Avoid concomitant use with strong and moderate CYP3A inhibitors and/or drugs with a known potential to prolong QTc.

Hyperuricemia: Hyperuricemia can occur and was reported in 14% of patients, with 16% of these requiring urate-lowering medication without pre-existing gout or hyperuricemia. 0.3% of patients experienced Grade ≥3. Median time to first onset was 2.1 months (range: 7 days to 35.8 months). Dose interruption occurred in 0.3% of patients.

Myalgia with Creatine Phosphokinase (CPK) Elevation: Myalgia with or without CPK elevation can occur. Myalgia occurred in 10% of patients. Median time to first onset was 11 days (range: 2 days to 10 months).

Concurrent myalgia with increased CPK within a 7-day time period occurred in 0.9% of patients. Dose interruption occurred in 0.3% of patients with myalgia and concurrent CPK elevation.

Skeletal Fractures: IBTROZI can increase the risk of fractures. ROS1 inhibitors as a class have been associated with skeletal fractures. 3.4% of patients experienced fractures, including 1.4% Grade 3. Some fractures occurred in the setting of a fall or other predisposing factors. Median time to first onset of fracture was 10.7 months (range: 26 days to 29.1 months). Dose interruption occurred in 0.3% of patients.

Embryo-Fetal Toxicity: Based on literature, animal studies, and its mechanism of action, IBTROZI can cause fetal harm when administered to a pregnant woman.

ADVERSE REACTIONS

Among patients who received IBTROZI, the most frequently reported adverse reactions (≥20%) were diarrhea (64%), nausea (47%), vomiting (43%), dizziness (22%), rash (22%), constipation (21%), and fatigue (20%).

The most frequently reported Grade 3/4 laboratory abnormalities (≥5%) were increased ALT (13%), increased AST (10%), decreased neutrophils (5%), and increased creatine phosphokinase (5%).

DRUG INTERACTIONS

•	Strong and Moderate CYP3A Inhibitors/CYP3A Inducers and Drugs that Prolong the QTc Interval: Avoid concomitant use.

•

Gastric Acid Reducing Agents: Avoid concomitant use with PPIs and H2 receptor antagonists. If an acid-reducing agent cannot be avoided, administer locally acting antacids at least 2 hours before or 2 hours after taking IBTROZI.

OTHER CONSIDERATIONS

•	Pregnancy: Please see important information in Warnings and Precautions under Embryo-Fetal Toxicity.

•	Lactation: Advise women not to breastfeed during treatment and for 3 weeks after the last dose.

•	Effect on Fertility: Based on findings in animals, IBTROZI may impair fertility in males and females. The effects on animal fertility were reversible.

•	Pediatric Use: The safety and effectiveness of IBTROZI in pediatric patients has not been established.

•

Photosensitivity: IBTROZI can cause photosensitivity. Advise patients to minimize sun exposure and to use sun protection, including broad-spectrum sunscreen, during treatment and for at least 5 days after discontinuation.

Please see accompanying full Prescribing Information.

About Nuvation Bio

Nuvation Bio is a global oncology company focused on tackling some of the toughest challenges in cancer treatment with the goal of developing therapies that create a profound, positive impact on patients’ lives. Our diverse pipeline includes taletrectinib (IBTROZI™), a next-generation ROS1 inhibitor; safusidenib, a brain-penetrant IDH1 inhibitor; NUV-868, a BD2-selective BET inhibitor; and an innovative drug-drug conjugate (DDC) program.

Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York, San Francisco, Boston, and Shanghai. For more information, visit www.nuvationbio.com or follow the company on LinkedIn and X (@nuvationbioinc).

Forward-Looking Statements

The preliminary financial results presented herein are estimates and subject to the completion of the Company’s financial closing and other procedures and finalization of the Company’s consolidated financial statements for its quarter ended December 31, 2025 and for its full year 2025, and subsequent events may occur that require adjustments to these results. These preliminary financial results have not been reviewed by the Company’s independent auditors. Accordingly, actual financial and operating results that will be reflected in the Company’s Annual Report on Form 10-K for the quarter ended December 31, 2025 and for the full year 2025, including in its financial statements, may differ materially from these preliminary results. In addition, any statements regarding the Company’s estimated financial results for the quarter ended December 31, 2025 and for the full year 2025 included herein do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the quarter ended December 31, 2025 and for full year 2025.

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements about IBTROZI and safusidenib’s therapeutic and commercial potential, our 2026 corporate priorities and upcoming milestones, IBTROZI becoming the new standard of care in advanced ROS1+ NSCLC across treatment lines, and the need for new therapeutic options in IDH1-mutant gliomas. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to whether Nuvation Bio is successful in commercializing IBTROZI; the challenges associated with conducting drug discovery and initiating or conducting clinical studies due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; whether Nuvation Bio meets its post-marketing requirements and commitments for IBTROZI; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q filed with the SEC on November 3, 2025 under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Media and Investor Contacts

Nuvation Bio Investor Contact

JR DeVita

ir@nuvationbio.com

Nuvation Bio Media Contact

Kaitlyn Nealy

media@nuvationbio.com